RESIGNATION LETTER

September 5, 2014

To the Shareholders and Board of Directors of

Z Holdings Group, Inc.

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as President, Director, Chief Financial Officer, Chief Executive Officer, Secretary, and Treasurer of Z Holdings, Group, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices. Such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Sincerely,

 /s/ Scot Scheer

Scot Scheer